Exhibit 99.5
Certain Relationships and Related Transactions, and Director Independence
Distributions and Payments to our General Partner and its Affiliates
The following table summarizes the distributions and payments to be made by us to our General Partner and its affiliates in connection with our formation, ongoing operation, and liquidation. These distributions and payments are determined by and among affiliated entities and, consequently, are not the result of arm’s-length negotiations.

Operational Stage:
Distributions of Available Cash to our General Partner and its affiliates
We will generally make cash distributions to the unitholders and to our General Partner, in accordance with their pro rata interest. In addition, if distributions exceed the minimum quarterly distribution and other higher target levels, our General Partner will be entitled to increasing percentages of the distributions, up to 48% of the distributions above the highest target level. Currently, our distribution to our general partner related to its incentive distribution rights is at the highest level.

Payments to our General Partner and its affiliates	For further information regarding payments to our General Partner, please see the “Services Agreement” section below.
Withdrawal or removal of our General Partner
If our General Partner withdraws or is removed, its general partner interest and its incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.

Liquidation Stage:
Liquidation	Upon our liquidation, the partners, including our General Partner, will be entitled to receive liquidating distributions according to their respective capital account balances.
Contribution Agreement
On December 30, 2016, the Partnership entered into a Contribution Agreement with DCP Midstream, LLC and DCP Midstream Operating, LP (the “Operating Partnership”), a wholly owned subsidiary of the Partnership. On January 1, 2017, DCP Midstream, LLC contributed to us: (i) its ownership interests in all of its subsidiaries owning operating assets, and (ii) $424 million of cash (together the “Contributions”). In consideration of the Partnership’s receipt of the Contributions, (i) the Partnership issued 28,552,480 common units to DCP Midstream, LLC and 2,550,644 general partner units to DCP Midstream GP, LP, the General Partner in a private placement and (ii) the Operating Partnership assumed $3,150 million of DCP Midstream, LLC’s debt.
Services Agreement
Pursuant to the Contribution Agreement, on January 1, 2017, the Partnership entered into the Services and Employee Secondment Agreement (the “Services Agreement”), which replaced the services agreement between the Partnership and DCP Midstream, LLC, dated February 14, 2013, as amended. Under the Services Agreement, we are required to reimburse DCP Midstream, LLC for costs, expenses, and expenditures incurred or payments made on our behalf for general and administrative functions including, but not limited to, legal, accounting, compliance, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, benefit plan maintenance and administration, credit, payroll, internal audit, taxes and engineering, as well as salaries of and benefits of seconded employees, insurance coverage and claims, capital expenditures, maintenance and repair costs and taxes. There is no limit on the reimbursements we make to DCP Midstream, LLC under the Services Agreement for costs, expenses and expenditures incurred or payments made on our behalf.
Our General Partner and its affiliates will also receive payments from us pursuant to the contractual arrangements described below under the caption “Contracts with Affiliates.”
The Services Agreement, other than the indemnification provisions, will be terminable by DCP Midstream, LLC at its option if our general partner is removed without cause and units held by our general partner and its affiliates are not voted in favor of that removal. The Services Agreement will also terminate in the event of a change of control of us, our General Partner or DCP Midstream, LLC.

Competition
None of DCP Midstream, LLC, or any of its affiliates, including Phillips 66 and Enbridge, is restricted, under either the partnership agreement or the Services Agreement, from competing with us. DCP Midstream, LLC and any of its affiliates, including Phillips 66 and Enbridge, may acquire, construct or dispose of additional midstream energy or other assets in the future without any obligation to offer us the opportunity to purchase or construct those assets.
Contracts with Affiliates
We sell a portion of our residue gas and NGLs to, and purchase NGLs from, Phillips 66 and its respective affiliates. We anticipate continuing to purchase and sell these commodities to Phillips 66 and its respective affiliates in the ordinary course of business.
We purchase natural gas and NGLs from Enbridge and its affiliates. We anticipate continuing to purchase these commodities from Enbridge and its affiliates in the ordinary course of business.
Unconsolidated Affiliates
Under the terms of their respective operating agreements, Sand Hills and Southern Hills are required to reimburse us for any direct costs or expenses (other than general and administration services) which we incur on behalf of Sand Hills and Southern Hills. Additionally, Sand Hills and Southern Hills each pay us an annual service fee of $5 million, for centralized corporate functions provided by us as operator of Sand Hills and Southern Hills, including legal, accounting, cash management, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, taxes and engineering. Except with respect to the annual service fee, there is no limit on the reimbursements Sand Hills and Southern Hills make to us under the respective operating agreements for other expenses and expenditures which we incur on behalf of Sand Hills or Southern Hills.
Transportation Arrangements
The Texas Express, Front Range, Sand Hills and Southern Hills pipelines have in place 15-year transportation agreements, commencing at the pipelines' respective in-service dates, with us pursuant to which we have committed to transport minimum throughput volumes at rates defined in each respective pipeline’s tariffs.
Review, Approval or Ratification of Transactions with Related Persons
Our partnership agreement contains specific provisions that address potential conflicts of interest between the owner of our general partner and its affiliates, including DCP Midstream, LLC on one hand, and us and our subsidiaries, on the other hand. Whenever such a conflict of interest arises, our general partner will resolve the conflict. Our general partner may, but is not required to, seek the approval of such resolution from the special committee of the board of directors of our general partner, which committee is comprised of independent directors and acts as our conflicts committee. The partnership agreement provides that our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or to our unitholders if the resolution of the conflict is:

•	approved by the conflicts committee;

•	approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.
If our general partner does not seek approval from the special committee and the board of directors of our general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the Partnership, unless the context otherwise requires.
In addition, our code of business ethics requires that all employees, including employees of affiliates of DCP Midstream, LLC who perform services for us and our general partner, avoid or disclose any activity that may interfere, or have the appearance of interfering, with their responsibilities to us.

Director Independence
Please see Item 10. “Directors, Executive Officers and Corporate Governance” in the 2016 Form 10-K for information about the independence of our general partner’s board of directors and its committees, which information is incorporated herein by reference in its entirety.